Exhibit 99

FOR IMMEDIATE RELEASE

Contacts: Stacey Sullivan, Media Relations Tony LaDay, Investor Relations

(800) 775-7290 (972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Feb. 10, 2011) -Today, the Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.14 per share on the common stock of the company. The dividend will be paid on March 31, 2011 to shareholders of record as of March 11, 2011.

Brinker currently owns, operates, or franchises 1,560 restaurants under the names Chili's® Grill & Bar (1,515 restaurants) and Maggiano's Little Italy® (45 restaurants), and holds a minority investment in Romano's Macaroni Grill®.

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